                                                                      EXHIBIT 23



                                  [LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-69601 and 333-68355 of John Deere Capital Corporation on Form S-3 of our report dated November 23, 1999, appearing in this Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1999, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.



DELOITTE & TOUCHE LLP
Chicago, Illinois

January 25, 2000